Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-267578) of Verve Therapeutics, Inc.,
(2)
Registration Statement (Form S-8 No. 333-270207) pertaining to the 2021 Stock Incentive Plan and the Amended and Restated 2021 Employee Stock Purchase Plan of Verve Therapeutics, Inc., and
(3)
Registration Statement (Form S-8 No. 333-263518) pertaining to the 2021 Stock Incentive Plan and the Amended and Restated 2021 Employee Stock Purchase Plan of Verve Therapeutics, Inc., and
(4)
Registration Statement (Form S-8 No. 333-257175) pertaining to the 2018 Equity Incentive Plan, 2021 Stock Incentive Plan, and the Amended and Restated 2021 Employee Stock Purchase Plan of Verve Therapeutics, Inc.

of our reports dated February 27, 2024, with respect to the consolidated financial statements of Verve Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Verve Therapeutics, Inc. included in this Annual Report (Form 10-K) of Verve Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2024